SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2003

CAROLINA BANK HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-31877 (Commission File No.)	56-2215437 (IRS Employer Identification number)

2604 LAWNDALE DRIVE, GREENSBORO, NC 27408
(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 288-1898

Not Applicable
(Former address of principal executive offices)

Item 7.            Financial Statement and Exhibits.

(c)       Exhibits

99.1 Presentation Materials (as defined below)

Item 9.            Regulation FD Disclosure.

On April 29, 2003, Carolina Bank Holdings, Inc. conducted a presentation to investors. The material presented to investors (the “Presentation Materials”) included, among other things, certain historical and forward-looking financial information relating to Carolina Bank Holdings, Inc. The Presentation Materials are attached as Exhibit 99.1 to this report and are incorporated by reference into this Item 9.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Carolina Bank Holdings, Inc.’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Carolina Bank Holdings, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Carolina Bank Holdings, Inc.’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.
By:	/s/ ROBERT T. BRASWELL

Robert T. Braswell President and Chief Executive Officer

Dated:   April 29, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Investor Presentation Materials

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